                                                                      EXHIBIT 12

                               AXIA INCORPORATED
     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIO)

                                Predecessor Company
                           ----------------------------                                                Six Months Ended
                           Period Ended    Period Ended    Period Ended    Year Ended December 31,         June 30,
                             Dec. 31,        March 15,       Dec. 31,      -----------------------     ----------------
                               1993            1994            1994         1995     1996    1997       1997      1998
                           ------------    ------------    ------------    ------   ------  ------     ------    ------
Earnings:
  Income from continuing
   operations before
   income taxes               2,075              759          6,760         8,227   13,206  15,607      7,864     9,944
  Fixed Charges               7,778            1,646          5,892         7,362    5,903   4,500      2,411     1,820
                              -----            -----         ------        ------   ------  ------     ------    ------
                              9,853            2,405         12,652        15,589   19,109  20,107     10,275    11,764
Fixed Charges:
  Interest expense            7,084            1,500          5,300         6,596    5,123   3,710      2,029     1,393
  Capitalized interest           --               --             --            --       --      --         --        28
  Interest factor relating
   to rentals(a)                694              146            592           766      780     790        382       399
                              -----            -----         ------        ------   ------  ------     ------    ------
                              7,778            1,646          5,892         7,362    5,903   4,500      2,411     1,820

Ratio of earnings to fixed
 charges                       1.27             1.46           2.15          2.12     3.24    4.47       4.26      6.46
                              =====            =====         ======        ======   ======  ======     ======    ======

(a) Represents interest expense factor related to rental expense